EX-10.72.14

PROMISSORY NOTE

$14,587,500	December 19, 2008

FOR VALUE RECEIVED, the undersigned EMERIVENT BRIGHTON LLC, a Delaware limited liability company, having an address at 3131 Elliott Avenue, Suite 500, Seattle, WA 98121 (“Borrower”), hereby promises to pay to the order of CAPMARK BANK, a Utah industrial bank, having an address at 6955 Union Park Center, Suite 330, Midvale, Utah 84047, together with its successors and assigns or, if this Note has then been endorsed “to bearer,” to the bearer of this Note (collectively the “Lender”), at Lender’s said address or at such other place or to such other person as may be designated in writing to Borrower by Lender, the principal sum of Fourteen Million Five Hundred Eighty-Seven Thousand Five Hundred and 00/100 Dollars ($14,587,500) (the “Loan”), together with interest on the unpaid balance thereof at the rate hereinafter set forth. Capitalized terms used herein without definition shall have the meaning given to such terms in the Loan Agreement (defined herein).

ON THE TERMS AND SUBJECT TO THE CONDITIONS which are hereinafter set forth:

Section 1. Interest Rate.

1.1 Initial Note Rate.    Interest shall accrue on the outstanding principal balance of the Loan from and after the date hereof (“Closing Date”) at the rate of 6.75% per annum (“Initial Note Rate”).  If the Loan is funded on a date other than the first (1st) day of a calendar month, Borrower shall pay to Lender at the time of funding of the Loan an interest payment calculated by multiplying (i) the number of days from and including the Closing Date to (and including) the last day of the current month by (ii) the Initial Note Rate calculated based on a 360 day year and paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated.

1.2 Calculation Basis; Interest Accrual Period.  Interest on the outstanding principal balance of the Loan shall be calculated utilizing a 360 day year and paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated.  The interest rate on the outstanding principal balance hereof from time to time shall be adjusted on the dates (each being a “Rate Adjustment Date”) described in this paragraph.  The first Rate Adjustment Date shall be January 1, 2009, and subsequent Rate Adjustment Dates shall fall on the first day of each subsequent one month anniversary thereafter.  The first payment adjustment date shall be February 1, 2009, and subsequent payment adjustment dates shall fall on the first day of each calendar month thereafter during the term of the Loan.  As used herein, “Interest Accrual Period” shall mean the period beginning on the 1st day of a month through the end of such month.

1.3 Default Interest Rate.  If Borrower fails to make any payment of principal, interest or fees on the date on which such payment becomes due and payable whether at maturity or by acceleration, or if an Event of Default exists, the Note Rate then payable on the Loan shall immediately increase to the Note Rate plus five hundred (500) basis points (the “Default Rate”) and shall continue to accrue at the Default Rate until full payment of all amounts then due is received or such Event of Default is cured or waived in writing by Lender.  Interest at the Default Rate shall also accrue on any judgment obtained by Lender in connection with collection of the Loan or enforcement of any obligations due under the Loan Documents until such judgment is paid in full.

1.4 Note Rate and Note Rate Adjustment Dates.  The “Note Rate” shall mean an interest rate which is the average of London Interbank Offered Rates (“LIBOR”), in U.S. dollar deposits, for a term of one month (but in no event less than two and three-quarters percent (2.75%)) determined solely by Lender on each Note Rate Adjustment Date (defined below) plus four hundred basis points (4.00%) (“Margin”); provided that in no event shall the Note Rate be less than six hundred seventy-five (675) basis points (6.75%).  On each Note Rate Adjustment Date, Lender will obtain the close-of-business LIBOR from “Page 3750” on the Telerate Service (or such other page as may replace Page 3750 on that service) on the Note Rate Adjustment Date.  If Telerate Service ceases publication or ceases to publish LIBOR, Lender shall select a comparable publication to determine the LIBOR and provide notice thereof to Borrower.  LIBOR may or may not be the lowest rate based upon the market for U.S. dollar deposits in the London Interbank Eurodollar Market at which Lender prices loans on the date on which LIBOR is determined by Lender as set forth above.  Adjustments to the Note Rate in connection with changes in LIBOR shall be made two (2) Business Days prior to the beginning of any Interest Accrual Period (each “Note Rate Adjustment Date”) except than the Initial Note Rate shall be determined two (2) Business Days prior to the Closing Date.

1.5 Adjustments due to Calculation Errors.  This Note shall bear interest at the Initial Note Rate and Note Rate as determined in accordance with the provisions hereof; provided, however, that, if Lender at any time determines, in the sole but reasonable exercise of its discretion that it has miscalculated the amount of the monthly payment of principal and/or interest (whether because of a miscalculation of the Initial Note Rate, the Note Rate or otherwise), Lender shall give written notice to Borrower of the corrected amount of such monthly payment (and the corrected amount of the Initial Note Rate or Note Rate, as and if applicable) and (a) if the corrected amount of such monthly payment represents an increase thereof, Borrower shall, within ten (10) calendar days after the date of such notice, pay to Lender any sums that Borrower would have otherwise been obligated under this Note to pay to Lender had the amount of such monthly payment not been miscalculated or (b) if the corrected amount of such monthly payment represents a decrease thereof, and Borrower is not otherwise in breach or default under any of the terms and provisions of the Note, the Loan Agreement of even date herewith by and between Borrower and Lender (as it may be amended, the “Loan Agreement”) or any of the other Loan Documents, Borrower shall, within ten (10) calendar days thereafter be paid the sums that Borrower would not have otherwise been obligated to pay to Lender had the amount of such monthly payment not been miscalculated.

1.6 LIBOR Unascertainable.  Lender’s obligation to maintain interest based on LIBOR shall be suspended and the Note Rate shall be based on the Interest Rate Index (plus Margin) upon Lender’s determination, in good faith, that adequate and reasonable means do not exist for ascertaining LIBOR or that a contingency has occurred which materially and adversely affects the London Interbank Eurodollar Market at which Lender prices loans (which determination by Lender shall be conclusive and binding on Borrower in the absence of manifest error).  Computation of the Note Rate based on the Interest Rate Index shall continue until

Lender determines that the circumstances giving rise to Lender’s substitution of the Interest Rate Index for LIBOR no longer exists and Lender shall promptly notify Borrower of such determination.  For purposes hereof “Interest Rate Index” shall mean the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board forty-five (45) days prior to each Note Rate Adjustment Date.

1.7 Adjustment for Impositions on Loan Payments.  All payments made by Borrower under this Note and the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions, withholdings and liabilities, collectively, “Applicable Taxes”).  If Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) Borrower shall make all such required deductions and shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (ii) the sum payable to Lender shall be increased in an amount determined by Lender in its sole discretion, as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.7), Lender receives an amount equal to the sum Lender would have received had no such deductions been made.  Payments made pursuant to this Section 1.7 shall be made within ten (10) Business Days after Lender makes written demand therefore.

1.8 Increased Costs of Maintaining Interest.  Borrower shall pay to Lender all Funding Losses incurred from time to time by Lender upon demand.  Lender shall deliver to Borrower a statement for any such sums to which Lender is entitled to receive pursuant to this Section 1.8, which statement shall be binding and conclusive absent manifest error.  Payment of Funding Losses hereunder shall be in addition to any obligation to pay any other fee in circumstances where such fee(s) would be due and owing under the Loan Documents.  For purposes hereof, “Funding Losses” shall mean the reduction of any amounts received or receivable from Borrower, in either case, due to the introduction of, or any change in, law or applicable regulation or treaty (including the administration or interpretation thereof), whether or not having the force of law, or due to the compliance by Lender with any directive, whether or not having the force of law, or request from any central bank or domestic or foreign governmental authority.

1.9 Acceleration.  Notwithstanding anything to the contrary contained herein, if Borrower is prohibited by law from paying any amount due to Lender under Section 1.7 or Section 1.8 hereof, Lender may elect to declare the unpaid principal balance of the Loan, together with all unpaid interest accrued thereon and any other amounts due hereunder, due and payable within one hundred twenty (120) days of Lender’s written notice to Borrower and no Exit Fee (defined in Section 5 below) shall be due in such event.  Lender’s delay or failure in accelerating the Loan upon the discovery or occurrence of an event under Section 1.7 or Section 1.8 shall not be deemed a waiver or estoppel against the exercise of such right.

Section 2. Note Payments and Prepayment Rights.

2.1 Note Payments and Payment Dates.  Commencing on the first (1st) day of February, 2009 and continuing on the first (1st) day of each successive month thereafter, provided that, if the first (1st) day of any month is not a Business Day, such payment shall be due and payable on the immediately preceding Business Day (each being a “Payment Date”), through and including the Payment Date immediately prior to the Maturity Date, Borrower shall make (x) consecutive monthly payments of interest only at the Note Rate (determined as of the immediately preceding Note Rate Payment Adjustment Date) based upon the principal outstanding during the Interest Accrual Period in which the applicable Payment Date occurs, and (y) any other amounts then due and owing under the Loan Documents.  Commencing on the first (1st) day of February, 2011 and continuing on each Payment Date thereafter, in addition to the foregoing interest payments, Borrower shall also pay consecutive monthly payments of principal in an amount necessary to fully amortize the principal balance of the Loan over a twenty-five (25) year amortization period in which each month is deemed to consist of thirty (30) days.

2.2 Prepayments.  Borrower has the right to prepay all or any part of the Loan prior to the Maturity Date except as otherwise provided below.  Borrower may only prepay the Loan in whole or in part (provided each such partial prepayment is in an amount not less than the sum of $100,000.00 or the remaining principal balance of the Loan if such amount is less than $100,000.00) so long as each of the following conditions are satisfied:

(A)	Borrower provides written notice to Lender of its intent to prepay not more than sixty (60) days and not less than thirty (30) days prior to the intended prepayment date.

(B)	Borrower pays with such prepayment all accrued and unpaid interest and all other outstanding amounts then due and unpaid under the Loan Agreement and the other Loan Documents.

(C)
If Borrower is prepaying in full the whole of the outstanding sums due under the Loan, then Borrower shall pay with such prepayment the Exit Fee except as otherwise set forth in Section 5.  No Exit Fee shall apply to any partial prepayments as the same are allowed by the terms hereof.

(D)
Borrower pays with such prepayment all costs and expenses incurred by Lender in connection with such prepayment and any other costs and expenses then outstanding and due and payable by Borrower under the Loan Documents.

(E)	No Event of Default exists as of the date Borrower delivers notice of intent to prepay and as of the date such prepayment is made.

2.3 Payment Debit Account.  During the term of the Loan, Borrower shall establish and maintain a deposit account (the “Payment Debit Account”) with a bank or financial institution acceptable to Lender and authorize such bank or financial institution to permit Lender to debit the Payment Debit Account from time to time without limitation and without further notice, consent or instructions from Borrower. In the absence of an Event of Default (as defined below), Lender shall make transfers from the Payment Debit Account only for payment of principal, interest and deposits to reserves and escrows due from Borrower on a Payment Date under the Note, the Loan Agreement or any of the other Loan Documents. Borrower solely will be responsible for maintaining funds in the Payment Debit Account which are sufficient to pay the aggregate amounts due under the Loan Documents on each Payment Date. If sufficient funds are not available in the Payment Debit Account to make the full payment when due, Lender shall not be required to notify Borrower or demand that Borrower pay the deficiency prior to declaring an Event of Default. Debits made by Lender from the Payment Debit Account for less than the full monthly payment amount will not release Borrower from Borrower's obligations to pay the full amount due nor be deemed a waiver of Lender's right to collect the full payment amount or to declare an Event of Default.  Debits made by Lender from the Payment Debit Account following the occurrence of any Event of Default under the Loan Documents will not be deemed a waiver of that default by Lender or otherwise prejudice, in any manner, Lender's rights or remedies with respect thereto. Lender will have the right, upon reasonable prior notice to Borrower, to discontinue debiting payments from the Payment Debit Account for the purposes set forth herein and, if at any time such debiting has been discontinued, to reinstate the requirement that Borrower maintain a Payment Debit Account in accordance with the terms of this Note.  Borrower will not be permitted to close, or permit the Payment Debit Account to be closed, without Lender's prior written consent unless the Loan has been satisfied in full.  To the extent there are any inconsistencies between this Section 2.3 and any lockbox, deposit account or other cash management agreement executed by Borrower in connection with the Loan, the terms of such lockbox, deposit account or other cash management agreement, as applicable, shall govern and control.

Section 3. Application of Payments.  Payments made by Borrower on account hereof shall be applied, first, toward any Late Fees (defined in Section 8.3 below) or other fees and charges due hereunder, second, toward payment of any interest due at the Default Rate, third, toward payment of any interest due at the then applicable Note Rate set forth in Section 1.4 above, and fourth, toward payment of principal.  Notwithstanding the foregoing, if any advances made by Lender under the terms of any instruments securing this Note have not been repaid, any payments made may, at the option of Lender, be applied, first, to repay such advances and interest thereon, with the balance, if any, applied as set forth in the preceding sentence.

Section 4. Maturity Date.  Anything in this Note to the contrary notwithstanding, the entire unpaid balance of the principal amount hereof and all interest accrued thereon through the end of the current Interest Accrual Period and including interest accruing at the Default Rate, to and including the Maturity Date (as defined below) together with all fees, costs and amounts due and payable under the Loan Documents shall, unless sooner paid, and except to the extent that payment thereof is sooner accelerated, be and become due and payable on January 1, 2012 (the “Maturity Date”).

Section 5. Exit Fee.  As consideration of Lender’s making of the Loan to Borrower, Borrower agrees to pay a deferred financing fee (“Exit Fee”) to Lender in an amount equal to one percent (1.0%) of the original principal amount of the Loan. Although the Exit Fee is earned in full on the date hereof, Lender hereby agrees to defer payment of the Exit Fee until the earlier of (a) the date when full repayment of the Loan occurs, (b) the Maturity Date, or (c) the date on which the Loan has been accelerated following an Event of Default.  Notwithstanding the sale or transfer of the Loan by Capmark Bank, in whole or in part, to a successor lender, unless Capmark Bank has transferred its interest in the Exit Fee to its successors or assigns as Lender, the Exit Fee shall be payable to Capmark Bank.  Notwithstanding the foregoing, (i) if Borrower refinances the Loan with the proceeds of a loan funded by, or arranged for Borrower by, Capmark Finance Inc. or Capmark Bank, and Capmark Finance Inc., or Capmark Bank receives a contractually agreed upon sum in connection with the financing or arrangement thereof; or (ii) the Facility is sold to a third party unrelated to Borrower; or (iii) Lender declines to arrange any further financing; then no Exit Fee shall be due.  Borrower acknowledges that neither Capmark Finance Inc., nor Capmark Bank, has any obligation to make such loan.

Section 6. Delivery of Payments.  All payments due to Lender under the Loan Documents are to be paid in lawful tender of the United States of America, in immediately available funds, directly to Lender at Lender’s office located at 6955 Union Park Center, Suite 330, Midvale, Utah 84047, Attn: Servicing - Accounting Manager, or at such other place as Lender may designate to Borrower in writing from time to time.  All amounts due under the Loan Documents shall be paid without setoff, counterclaim or any other deduction whatsoever.  No payment due under this Note or any of the other Loan Documents shall be deemed paid to Lender until received by Lender at its designated office on a Business Day prior to 2:00 p.m. Eastern Standard Time. Any payment received after the time established by the preceding sentence shall be deemed to have been paid on the immediately following Business Day.  Each payment that is paid to Lender within ten (10) days prior to the date on which such payment is due, and prior to its scheduled Payment Date, shall not be deemed a prepayment and shall be deemed to have been received on the Payment Date solely for the purpose of calculating interest due.  If any payment received by Lender is deemed by a court of competent jurisdiction to be a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, and is required to be returned by Lender, then the obligation to make such payment shall be reinstated, notwithstanding that the Note may have been marked satisfied and returned to Borrower or otherwise canceled, and such payment shall be immediately due and payable upon demand.

Section 7. Security.

The debt evidenced by this Note is to be secured by, among other things, (a) a Mortgage, Security Agreement and Fixture Filing (the “Mortgage”) of even date herewith by Borrower, for the benefit of Lender, and intended to be recorded in the office of the land records of Livingston County, Michigan, covering certain real property which is described in Exhibit “A” to the Mortgage, and (b) a Payment and Performance Guaranty Agreement of even date herewith (the “Guaranty Agreement”), given by Emeritus Corporation, a Washington corporation (the “Guarantor”), for the benefit of Lender.

Section 8. Default.

8.1 Events of Default.  Anything in this Note to the contrary notwithstanding, on the occurrence of any of the following events (each of which is referred to herein, together with each of the Events of Default defined and described in the Loan Agreement and the Mortgage as an “Event of Default”), Lender may, in the exercise of its sole and absolute discretion, accelerate the debt evidenced by this Note, in which event the entire outstanding principal balance and all interest and fees accrued thereon shall immediately be and become due and payable without further notice:

8.1.1 Failure to Pay or Perform.  If (a) any payment of principal and interest is not paid in full on or before the Payment Date on which such payment is due or if the Exit Fee is not paid in full when required, (b) if unpaid principal, accrued but unpaid interest and all other amounts outstanding under the Loan Documents are not paid in full on or before the Maturity Date or (c) there exists an uncured default under any of the Loan Documents which has been executed by Borrower and/or Guarantor and/or Lessee, and such default is not cured within the grace or cure period, if any, provided in any of such Loan Documents.

8.1.2 Bankruptcy.

(a) If Borrower or Guarantor (i) applies for or consents to the appointment of a receiver, trustee or liquidator of Borrower or Guarantor, as the case may be, or of all or a substantial part of its assets, (ii) files a voluntary petition in bankruptcy, or admits in writing its inability to pay its debts as they come due, (iii) makes an assignment for the benefit of creditors, (iv) files a petition or an answer seeking a reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, (v) performs any other act of bankruptcy, or (vi) files an answer admitting the material allegations of a petition filed against Borrower or Guarantor in any bankruptcy, reorganization or insolvency proceeding; or

(b) if (i) an order, judgment or decree is entered by any court of competent jurisdiction adjudicating Borrower or Guarantor a bankrupt or an insolvent, or approving a receiver, trustee or liquidator of Borrower or Guarantor or of all or a substantial part of its assets, or (ii) there otherwise commences with respect to Borrower or Guarantor or any of its assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or like law or statute, and if such order, judgment, decree or proceeding continues unstayed for any period of sixty (60) consecutive days after the expiration of any stay thereof.

8.1.3 Judgments.  If any judgment for the payment of money in excess of $250,000.00 hereafter awarded against Borrower or Guarantor by any court of competent jurisdiction remains unsatisfied or otherwise in force and effect for a period of thirty (30) days after the date of such award.

8.2 No Impairment of Rights.  Nothing in this Section shall be deemed in any way to alter or impair any right which Lender has under this Note or the Mortgage, or any other Loan Documents, or at law or in equity, to accelerate such debt on the occurrence of any other Event of Default provided herein or therein, whether or not relating to this Note.

8.3 Late Fees.  Without limiting the generality of the foregoing provisions of this Section, if any payment due on a Payment Date is not received in full on or before the Payment Date, other than the payment of the outstanding principal payment of the Loan due on the Maturity Date, Borrower shall pay to Lender, immediately and without demand, a late payment charge, for each month during which such payment delinquency exists, equal to five percent (5%) of such amount (“Late Fees”) to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of use of such delinquent payment.

Section 9. Costs of Enforcement.  Borrower shall pay to Lender on demand the amount of any and all expenses incurred by Lender (a) in enforcing its rights hereunder or under the Mortgage and/or the Loan Documents, (b) as the result of the occurrence of an Event of Default by Borrower in performing its obligations under this Note, including but not limited to the expense of collecting any amount owed hereunder, and of any and all attorneys’ fees incurred by Lender in connection with such default, whether suit be brought or not, and (c) in protecting the security for the Loan and Borrower’s obligations under the Loan Documents.  Such expenses shall be added to the principal amount hereof, shall be secured by the Mortgage and shall accrue interest at the Default Rate.

Section 10. Borrower’s Waiver of Certain Rights.  Borrower and any endorser, guarantor or surety hereby waives the exercise of any and all exemption rights which it holds at law or in equity with respect to the debt evidenced by this Note, and of any and all rights which it holds at law or in equity to require any valuation, appraisal or marshalling, or to have or receive any presentment, protest, demand and notice of dishonor, protest, demand and nonpayment as a condition to Lender’s exercise of any of its rights under this Note or the Loan Documents.

Section 11. Extensions.  The Maturity Date and/or any other date by which any payment is required to be made hereunder may be extended by Lender, in writing, from time to time in the exercise of its sole discretion, without in any way altering or impairing Borrower’s or Guarantor’s liability hereunder.

Section 12. General.

12.1 Applicable Law.  This Note shall be given effect and construed by application of the laws of the State of Illinois (without regard to the principles thereof governing conflicts of laws), and any action or proceeding arising hereunder, and each of Lender and Borrower submits (and waives all rights to object) to non-exclusive personal jurisdiction in the State of Illinois, for the enforcement of any and all obligations under the Loan Documents except that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it shall be brought in the United States District Court for the Northern District of Illinois, or any successor federal court having original jurisdiction.

12.2 Headings.  The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

12.3 Construction.  As used herein, (a) the term “person” means a natural person, a trustee, a corporation, a limited liability company, a partnership and any other form of legal entity, and (b) all references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Note.

12.4 Severability.  No determination by any court, governmental body or otherwise that any provision of this Note or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision or (b) such provision in any circumstance not controlled by such determination.  Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

12.5 No Waiver.  Lender shall not be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing.  No delay or omission by Lender in exercising any such right (and no allowance by Lender to Borrower of an opportunity to cure a default in performing its obligations hereunder) shall be deemed a waiver of its future exercise.  No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.  Further, acceptance by Lender of all or any portion of any sum payable under, or partial performance of any covenant of, this Note, the Mortgage or any of the other Loan Documents, whether before, on, or after the due date of such payment or performance, shall not be a waiver of Lender’s right either to require prompt and full payment and performance when due of all other sums payable or obligations due thereunder or hereunder or to exercise any of Lender’s rights and remedies hereunder or thereunder.

12.6 Waiver of Jury Trial; Service of Process; Court Costs.  BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS NOTE AND/OR ANY OF THE OTHER LOAN DOCUMENTS.  IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, UPON CONSULTATION WITH COUNSEL OF BORROWER’S CHOICE, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD

THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.  BORROWER HEREBY IRREVOCABLY DESIGNATES ERIC MENDELSOHN, AND HIS/HER SUCCESSORS IN OFFICE, AS THE TRUE AND LAWFUL ATTORNEY OF BORROWER FOR THE PURPOSE OF RECEIVING SERVICE OF ALL LEGAL NOTICES AND PROCESS ISSUED BY ANY COURT IN THE STATE OF ILLINOIS AS WELL AS SERVICE OF ALL PLEADINGS AND OTHER DOCUMENTS RELATED TO ANY LEGAL PROCEEDING OR ACTION ARISING OUT OF THIS NOTE. BORROWER AGREES THAT SERVICE UPON SAID ERIC MENDELSOHN SHALL BE VALID REGARDLESS OF BORROWER’S WHEREABOUTS AT THE TIME OF SUCH SERVICE AND REGARDLESS OF WHETHER BORROWER RECEIVES A COPY OF SUCH SERVICE, PROVIDED THAT LENDER SHALL HAVE MAILED A COPY TO BORROWER IN ACCORDANCE WITH THE NOTICE PROVISIONS HEREIN.  BORROWER AGREES TO PAY ALL COURT COSTS AND REASONABLE ATTORNEY’S FEES INCURRED BY LENDER IN CONNECTION WITH ENFORCING ANY PROVISION OF THIS NOTE.  NOTWITHSTANDING THE FOREGOING, LENDER AGREES TO USE REASONABLE EFFORTS TO PROVIDE BORROWER WITH NOTICE OF THE FILING OF ANY LAWSUIT BY LENDER AGAINST BORROWER.

12.7 Offset.  Upon the occurrence of an Event of Default, Lender may set-off against any principal and interest owing hereunder, any and all credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, or held by, or in the possession of, Lender, to the credit of or for the account of Borrower, without notice to or consent of Borrower or Guarantor.

12.8 Non-Exclusivity of Rights and Remedies.  None of the rights and remedies herein conferred upon or reserved to Lender is intended to be exclusive of any other right or remedy contained herein or in any of the other Loan Documents and each and every such right and remedy shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary or desirable by Lender.

12.9 Incorporation by Reference.  All of the agreements, conditions, covenants and provisions contained in each of the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein.  Borrower covenants and agrees to keep and perform, or cause to be kept and performed, all such agreements, conditions, covenants and provisions strictly in accordance with their terms.

12.10 Joint and Several Liability.  If Borrower consists of more than one person and/or entity, each such person and/or entity agrees that its liability hereunder is joint and several.

12.11 Business Purpose.  Borrower represents and warrants that the Loan evidenced by this Note is being obtained solely for the purpose of acquiring or carrying on a business, professional or commercial activity and is not for personal, agricultural, family or household purposes.

12.12 Interest Limitation.  Notwithstanding anything to the contrary contained herein or in the Mortgage or in any other of the Loan Documents, the effective rate of interest on the obligation evidenced by this Note shall not exceed the lawful maximum rate of interest permitted to be paid.  Without limiting the generality of the foregoing, in the event that the interest charged hereunder results in an effective rate of interest higher than that lawfully permitted to be paid, then such charges shall be reduced by the sum sufficient to result in an effective rate of interest permitted and any amount which would exceed the highest lawful rate already received and held by Lender shall be applied to a reduction of principal and not to the payment of interest.  Borrower agrees that for the purpose of determining highest rate permitted by law, any non-principal payment (including, without limitation, Late Fees and other fees) shall be deemed, to the extent permitted by law, to be an expense, fee or premium rather than interest.

12.13 Modification.  This Note may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of such modification, amendment, discharge or waiver is sought.

12.14 Time of the Essence.  Time is strictly of the essence of this Note.

12.15 Negotiable Instrument.  Borrower agrees that this Note shall be deemed a negotiable instrument, even though this Note may not otherwise qualify, under applicable law, absent this paragraph, as a negotiable instrument.

12.16 Interest Rate after Judgment.  If judgment is entered against Borrower on this Note, the amount of the judgment entered (which may include principal, interest, fees, Late Fees and costs) shall bear interest at the Default Rate, to be determined on the date of the entry of the judgment.

12.17 Relationship.  Borrower and Lender intend that the relationship between them shall be solely that of creditor and debtor.  Nothing contained in this Note or in any of the other Loan Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and Lender.

12.18 Waiver of Automatic Stay.  BORROWER HEREBY AGREES THAT, IN CONSIDERATION OF LENDER’S AGREEMENT TO MAKE THE LOAN AND IN RECOGNITION THAT THE FOLLOWING COVENANT IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN, IN THE EVENT THAT  BORROWER SHALL (A) FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER ANY SECTION OR CHAPTER OF TITLE 11 OF THE UNITED STATES CODE, AS AMENDED (THE “BANKRUPTCY CODE”), OR SIMILAR LAW OR STATUTE; (B) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE BANKRUPTCY CODE OR SIMILAR LAW OR STATUTE; (C) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS; (D) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY

TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR; OR (E) BE THE SUBJECT OF AN ORDER, JUDGMENT OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST ANY BORROWER FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY OR RELIEF FOR DEBTORS, THEN, TO THE EXTENT PERMITTED BY APPLICABLE LAW AND SUBJECT TO COURT APPROVAL, LENDER SHALL THEREUPON BE ENTITLED, AND BORROWER HEREBY IRREVOCABLY CONSENTS TO, AND WILL NOT CONTEST, AND AGREES TO STIPULATE TO, RELIEF FROM ANY AUTOMATIC STAY OR OTHER INJUNCTION IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE OR SIMILAR LAW OR STATUTE (INCLUDING, WITHOUT LIMITATION, RELIEF FROM ANY EXCLUSIVE PERIOD SET FORTH IN SECTION 1121 OF THE BANKRUPTCY CODE) OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO LENDER AS PROVIDED IN THE LOAN DOCUMENTS, AND AS OTHERWISE PROVIDED BY LAW, AND BORROWER HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO OBJECT TO SUCH RELIEF.

12.19 “Business Day”.  Any reference to the term Business Day in this Note shall mean any day other than a Saturday, a Sunday, or days when Federal Banks located in the State of New York or Commonwealth of Pennsylvania are closed for a legal holiday or by government directive. When used with respect to the Note Rate Adjustment Date, “Business Day” shall mean a day upon which United States dollar deposits may be dealt in on the London and New York City interbank markets and commercial banks and foreign exchange markets are open in London and New York City.

12.20 Successors and Assigns Bound. The obligations set forth in this Note shall be binding upon Borrower and its successors and assigns.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered on its behalf by its duly authorized representative, on the day and year first above written.

BORROWER:

EMERIVENT BRIGHTON LLC, a Delaware limited liability company

By: Summerville Senior Living, Inc., a Delaware corporation
Its:   Sole Member

By:  /s/ Eric Mendelsohn

Name:                      Eric Mendelsohn

Title:	Senior Vice President Corporate Development

ACKNOWLEDGED BY GUARANTOR THIS
__19th___ DAY OF DECEMBER, 2008:

EMERITUS CORPORATION, a Washington
corporation

By:           /s/ Eric Mendelsohn

Name:                      Eric Mendelsohn

Title:                      Senior Vice President Corporate Development